 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2018

SEACOR Marine Holdings Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37966	47-2564547
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7910 Main Street, 2nd Floor, Houma LA	70360
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(985) 876-5400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company x

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. x

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2018 Annual Meeting of Stockholders of SEACOR Marine Holdings Inc. (the “Company”), held on June 12, 2018 (the “2018 Annual Meeting”), the Company's stockholders voted on proposals to: (i) elect directors to the board of directors of the Company (the “Board”) and (ii) ratify the appointment of Grant Thornton, LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2018.

All nominees for election to the Board were elected for a term that will continue until the next annual meeting of stockholders or until the director’s successor has been duly elected and qualified (or the director’s earlier resignation, death or removal). The appointment of the Company’s independent registered accounting firm for the fiscal year ending December 31, 2018 was ratified.

The number of votes cast for, withheld or against and the number of abstentions and broker non-votes with respect to each proposal, as applicable, is set forth below. The Company’s independent inspector of election reported the final vote of the stockholders as follows:

Election of Directors

Director Name	Votes For	Votes Withheld	Broker Non-Votes
Charles Fabrikant	11,221,983	3,858,506	917,139
John Gellert	14,937,858	142,631	917,139
Andrew R. Morse	12,484,991	2,595,498	917,139
R. Christopher Regan	12,182,067	2,898,423	917,138
Evan Behrens	14,684,628	395,861	917,139
Robert D. Abendschein	14,972,729	107,760	917,139
Julie Persily	14,964,047	116,443	917,138

Ratification of Grant Thornton LLP as the Company’s Independent Registered Accounting Firm

Votes For	Votes Against	Abstain	Broker Non-Votes
15,992,178	4,431	1,019	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 13, 2018

SEACOR Marine Holdings Inc.

By:	/s/ Jesus Llorca
Name: Jesus Llorca
Title: Executive Vice President and Chief Financial Officer